Exhibit 10.18

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [*****].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

GOOGLE SERVICES AGREEMENT

COMPANY INFORMATION

COMPANY: RIGHTSIDE GROUP, LTD
	Business Contact:	Legal Contact:	Technical Contact:
Name:	Matt Delgado	Rick Danis	Kevin Fink
Title:	SVP, Operations	General Counsel	SVP, Engineering
Address, City, State, Postal Code:	5808 Lake Washington Blvd. Kirkland, WA 90833	5808 Lake Washington Blvd. Kirkland, WA 90833	5808 Lake Washington Blvd. Kirkland, WA 90833
Phone:	425.298.2626	425.298.2663	425.298.2645
Email:	matt@rightside.co	rick@rightside.co	kevin.fink@rightside.co

TERM

TERM: Starting on August 1, 2014 (“Effective Date”) and continuing through July 31, 2016 (inclusive)

☒ ADSENSE FOR DOMAINS (“AFD”)	AFD Revenue Share Percentage	AFD Deduction Percentage
Sites approved for AFD: See Section 1.29 below	See Exhibit A	[*****]%

☒ AFD WITH ADSENSE FOR SEARCH (“AFD/AFS”)	AFD/AFS Revenue Share Percentage	AFD/AFS Deduction Percentage
Sites approved for AFD/AFS: See Section 1.29 below	See Exhibit A	[*****]%

CURRENCY

☐ AUD ☐ JPY ☐ CAD ☐ KRW	☐ EUR ☐ USD ☐ GBP ☐ Other

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.

This Google Services Agreement (“Agreement”) is entered into by Google Inc. (“Google”) and Rightside Group, Ltd  (“Company”) and is effective as of the Effective Date.

1.	Definitions. In this Agreement:

1.1. “Ad” means an individual advertisement provided through the applicable Advertising Service.

1.2. “Ad Deduction” means, for each of the Advertising Services, for any period during the Term, the Deduction Percentage (listed on the front pages of this Agreement) of Ad Revenues.

1.3. “Ad Revenues” means, for any period during the Term, revenues that are recognized by Google in connection with Company’s use of the applicable Advertising Service and attributed to Ads in that period.    Notwithstanding the forgoing, if advertisers buy Ads at a fixed or aggregated price, then Ad Revenues for those Ads will be calculated as if such advertisers had paid the final price for the provision of the Ad in accordance with the definition above.

1.4. “Ad Set” means a set of one or more Ads.

1.5. “Advertising Services” means the advertising services selected on the front pages of this Agreement.

1.6. “AFD Guidelines” means the guidelines applicable to AFD and AFD/AFS as provided by Google to Company from time to time.

1.7. “Affiliate” means any entity that directly or indirectly controls, is controlled by or is under common control with, a party.

1.8. “Authorized Name” means (1) a Parked Domain (a) registered by Company, (b) for which Company controls and administers to which Domain Name System server (“DNS Server”) that Parked Domain points and (c) [*****], (2) a Third Party Domain or (3) a Leased Domain.

1.9. “Brand Features” means each party’s trade names, trademarks, logos and other distinctive brand features.

1.10. “Click Tracking” means click tracking or other click monitoring of Ads or Ad Sets on the Sites by Company.

1.11. “Company Content” means any content served to End Users that is not provided by Google.

1.12. “Confidential Information” means information that one party (or an Affiliate) discloses to the other party under this Agreement, and that is marked as confidential or would normally be considered confidential information under the circumstances.  It does not include information that the recipient already knew, that becomes public through no fault of the recipient, that was independently developed by the recipient, or that was lawfully given to the recipient by a third party.

1.13. “Desktop AFD/AFS Ads” means AFD/AFS Ads displayed in response to Search Queries submitted by End Users not using Mobile Devices or Tablet Devices.

1.14. “End Users” means individual human end users of a Site.

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.

1.15. “Intellectual Property Rights” means all copyrights, moral rights, patent rights, trademarks, rights in or relating to Confidential Information and any other intellectual property or similar rights (registered or unregistered) throughout the world.

1.16.  “Leased Domain” means a Parked Domain (a) registered by a third party where that third party has an agreement with Company to permit Company to implement and maintain the Services on that Parked Domain [*****] (“Lease Agreement”), (b) for which the Company controls and administers to which DNS Server that Parked Domain points, and (c) [*****].

1.17. “Leased Domain Payment” means a payment to a Third Party Domain Registrant under a Lease Agreement where the payment terms are agreed to before the Lease Agreement begins [*****].

1.18. “Mobile Devices” means mobile devices, as determined by Google in its sole discretion consistent with the mobile device definitions used by Google for advertiser reporting, pricing, and feature serving.

1.19. “Mobile AFD/AFS Ads” means AFD/AFS Ads displayed in response to Search Queries submitted by End Users using Mobile Devices.

1.20. “Net Ad Revenues” means, for each of the Advertising Services, for any period during the Term, Ad Revenues for that period minus the Ad Deduction (if any) for that period.

1.21. “Parked Domain” means a domain that is (a) primarily used to serve advertisements targeted by the domain name or related links and (b) commonly referred to as a parked domain.

1.22. “Pre-Existing Agreement” means an agreement entered into by Company and a third party prior to the Effective Date that [*****].

1.23. “Request” means a request from Company or an End User (as applicable) to Google for an Ad Set.

1.24. “Results” means Ad Sets or Ads.

1.25. “Results Page” means any Site page that contains any Results.

1.26. “Search Box” means a search box (or other means approved by Google) for the purpose of sending search queries to Google as part of a Request.

1.27. “Search Query” means (a) a text query entered and submitted into a Search Box on the Site, or (b)  a click on a text link on the Site that is identified as a search query where the text link is reasonably related to the subject matter area indicated by the Site URL, or (c) a URL that is an Authorized Name submitted by an End User through the address bar of an Internet browser.

1.28. “Services” means the Advertising Services (as applicable).

1.29. “Site(s)” means Authorized Names. For purposes of clarity, in the event Company develops a bona fide content site, then such bona fide content site will no longer be deemed a “Site” under this Agreement.

1.30. “Tablet Devices” means tablet devices, as determined by Google in its sole discretion consistent with the tablet device definitions used by Google for advertiser reporting, pricing, and feature serving.

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.

1.31. “Tablet AFD/AFS Ads” means AFD/AFS Ads displayed in response to Search Queries submitted by End Users using Tablet Devices.

1.32. “Third Party Domain” means a Parked Domain (a) registered by a third party where that third party has an agreement with Company to permit Company to implement and maintain the Services on that Parked Domain, (b) for which that third party controls and administers to which DNS Server that Parked Domain points, and (c) [*****].

1.33. “Third Party Domain Registrant” means the third party registrant of a Leased Domain or Third Party Domain (as appropriate).

2.	Launch, Implementation and Maintenance of Services.

2.1. Launch. The parties will each use reasonable efforts to launch the Services into live use  within 30 days from the Effective Date. Company will not launch any new implementation of the Services [*****], until Google has approved such new implementations in writing, [*****].

2.2. Implementation and Maintenance.

(a) For the remainder of the Term, Google will make available and Company will implement and maintain each of the Services on each of the Sites, except as provided in the AFD Guidelines. For clarity, Company may not implement the Services on a property that is not a Site.

(b) Company will ensure that Company:

(i) is the technical and editorial decision maker in relation to each page, including Results Pages, on which the Services are implemented; and

(ii) has control over the way in which the Services are implemented on each of those pages.

(c) Company will ensure that the Services are implemented and maintained in accordance with:

(i) the AFD Guidelines; and

(ii) Google technical protocols (if any) and any other technical requirements and specifications applicable to the Services that are provided to Company by Google from time to time.

(d) Company will ensure that (i) every Search Query generates a Request, (ii) every Request is generated by a Search Query and (iii) every Request contains the Search Query that generated that Request.

(e) Google will, upon receiving a Request sent in compliance with this Agreement, provide an Ad Set when available. Company will then display the Ad Set on the applicable Site.

(f) Company will ensure that at all times during the applicable Term, Company:

(i) has a clearly labeled and easily accessible privacy policy in place relating to the Site(s); and

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.

(ii) provides the End User with clear and comprehensive information about cookies and other information stored or accessed on the End User’s device in connection with the Services, including information about End Users’ options for cookie management.

(g) Company will use commercially reasonable efforts to ensure that an End User gives consent to the storing and accessing of cookies and other information on the End User’s device in connection with the Services where such consent is required by law.

2.3. Accessing the Services. Notwithstanding anything to the contrary in this Agreement, Company will not, and will not  allow any third party to (a) directly or indirectly access the Services through any application, plug-in, helper, component or other executable code that runs on an End User’s device; or (b) access the Services obtained as a result of such End Users downloading any application, plug-in, helper, component or other executable code.

3.	Policy and Compliance Obligations.

3.1. Policy Obligations. Company will not, [*****] allow any third party to:

(a) modify, obscure or prevent the display of all, or any part of, any Results;

(b) edit, filter, truncate, append terms to or otherwise modify any Search Query;

(c) display any Results in pop-ups, exit windows, expanding buttons, animation or other similar methods;

(d) interfere with the display of or frame any Results Page or any page accessed by clicking on any Results;

(e) display any content between any Results and any page accessed by clicking on those Results or place any interstitial content immediately before any Results Page containing any Results;

(f) enter into any type of arrangement with a third party where either party receives a financial benefit in connection with the Results or Ad revenue [*****], except that Company may make Leased Domain Payments  and except that Company may provide a financial benefit to a Third Party Domain Registrant regarding Results appearing on Third Party Domain(s) of that Third Party Domain Registrant so long as the Third Party Domain Registrant does not share any of this financial benefit with another party or enter into any type of arrangement with another party where that party receives a financial benefit regarding Results;

(g) directly or indirectly, (i) offer incentives to End Users to generate impressions, Requests or clicks on Results, (ii) fraudulently generate impressions, Requests or clicks on Results or (iii) modify impressions, Requests or clicks on Results;

(h) “crawl”, “spider”, index or in any non-transitory manner store or cache information obtained from the Services (including Results);

(i) display on any Site, any content that violates or encourages conduct that would violate the AFD Guidelines, or Google technical protocols and any other technical requirements and specifications applicable to the Services that are provided to Company by Google from time to time.

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.

(j) allow Company Content on any page on a Site to lead to another Parked Domain or search portal;

(k) [*****] implement the Services on any URL that violates a third party trademark; or

(l) use [*****].

3.2. Compliance Obligations.    Company will not [*****] allow any use of or access to the Services through any Site that is not in compliance with the terms of this Agreement.  Company will use commercially reasonable efforts to monitor for any such access or use and will, if any such access or use is detected, take all reasonable steps requested by Google to disable this access or use.  If Company is not in compliance with this Agreement at any time, Google may with notice to Company, suspend provision of all (or any part of) the applicable Services until Company implements adequate corrective modifications as reasonably required and determined by Google.

4.	Conflicting Services. [*****] that is the same as or substantially similar in nature to [*****]

5.

Leased Domains. Company may display AFD Ads and AFD/AFS Ads on Leased Domains (this display, the “Leased Domain Relationship”) only in accordance with the Google technical protocols, the AFD Guidelines and the terms of this Agreement.  Company is responsible for any use of, or access to, the Service(s), including Ads, by any Leased Domain or Third Party Domain Registrant.  If the conduct of a Leased Domain or Third Party Domain Registrant would be a breach of this Agreement had the conduct been performed by Company, this Leased Domain or Third Party Domain Registrant conduct (as appropriate) will be treated as Company’s breach of this Agreement.

6.

Third Party Hosting.  Company may display AFD Ads and AFD/AFS Ads on Third Party Domains (this display, the “Third Party Hosting Relationship”) only in accordance with the Google technical protocols, the AFD Guidelines and the terms of this Agreement.  Company is responsible for any use of, or access to, the Service(s), including AFD Ads,  and AFD/AFS Ads, by any Third Party Domain or Third Party Domain Registrant.  If the conduct of a Third Party Domain or Third Party Domain Registrant would be a breach of this Agreement had the conduct been performed by Company, this Third Party Domain or Third Party Domain Registrant conduct (as appropriate) will be treated as Company’s breach of this Agreement.

7.	Changes and Modifications.

7.1. By Google. If Google modifies the AFD Guidelines or the Google technical protocols and the modification requires action by Company, Company will take the necessary action [*****].

7.2. By Company.

(a) Company will provide Google with [*****] notice of any [*****] that could reasonably be expected to affect the delivery or display of any [*****].

(b) If a fault in Company’s implementation of the Services (or any part of them) could cause or is causing an interruption or degradation of the Services (or any of them), Company will use commercially reasonable efforts to make the required fixes or changes [*****].

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.

7.3. Site List Changes.

(a) If requested by Google in writing, Company will provide Google with a current listing of all Sites that have implemented the Services.  If applicable, the listing of Sites will be segmented as specified by Google.

(b) If Company launches or removes the Services on or from a Leased Domain, Company will provide [*****] notice, including the URL of each Leased Domain to be launched or removed.

(c) If there is a change in control of any Site [*****],  unless the entire Agreement is assigned to the third party controlling the Site in compliance with Section 16.3 (Assignment) below, from the date of that change in control of the Site, that Site will be treated as removed from this Agreement.  Company will ensure that from that date, the Services are no longer implemented on that Site.

8.

Intellectual Property.  Except to the extent expressly stated otherwise in this Agreement, neither party will acquire any right, title or interest in any Intellectual Property Rights belonging to the other party, or to the other party’s licensors.

9.	Brand Features. Google may include Company’s Brand Features in customer lists. Google will provide Company with a sample of this usage if requested by Company. [*****].

10.	Payment.

10.1. Google Payments.

(a) For each applicable Advertising Service, Google will pay Company an amount equal to the Revenue Share Percentage (listed on the front pages of this Agreement) of [*****]. This payment will be made in the month following the calendar month in which the applicable Ads were displayed.

(b) Google’s payments for Advertising Services under this Agreement will be based on Google’s accounting [*****].

10.2. All Payments.

(a) As between Google and Company, Google is responsible for all taxes (if any) associated with the transactions between Google and advertisers in connection with Ads displayed on the Sites.  Company is responsible for all taxes (if any) associated with the Services, other than taxes based on Google’s net income.  All payments to Company from Google in relation to the Services will be treated as inclusive of tax (if applicable) and will not be adjusted.  If Google is obligated to withhold any taxes from its payments to Company, Google will notify Company of this and will make the payments net of the withheld amounts.  Google will provide Company with original or certified copies of tax payments (or other sufficient evidence of tax payments) if any of these payments are made by Google.

(b) All payments due to Google or to Company will be in the currency specified in this Agreement and made by electronic transfer to the account notified to the paying party by the other party for that purpose, and the party receiving payment will be responsible for any bank charges assessed by the recipient’s bank.

(c) In addition to other rights and remedies Google may have, Google may [*****].

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.

10.3 Accounting

Upon written request during the Term and no more than once a year, Google will make available to Company, the latest available SSAE 16 (or similar report with comparable data) from a reputable, independent certified public accounting firm covering the key controls and validation mechanisms in place to meet the revenue reporting and payment obligations under this Agreement.

11.	Warranties; Disclaimers.

11.1. Warranties.  Each party warrants that (a) it has full power and authority to enter into this Agreement; and (b) entering into or performing under this Agreement will not violate any agreement it has with a third party.

11.2. Disclaimers.    Except as expressly provided for in this Agreement and to the maximum extent permitted by applicable law, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, WHETHER IMPLIED, STATUTORY, OR OTHERWISE AND DISCLAIMS, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

12.	Indemnification.

12.1. By Company. Company will indemnify, defend, and hold harmless Google from and against all liabilities, damages, and costs (including settlement costs) arising out of [*****].

12.2. By Google.

(a) Google will indemnify, defend, and hold harmless Company from and against all liabilities, damages, and costs (including settlement costs) arising out of [*****].

(b) For purposes of clarity, Google will not have any obligations or liability under this Section 12 (Indemnification) to the extent arising from [*****].

12.3. General.  The party seeking indemnification will promptly notify the other party of the claim and cooperate with the other party in defending the claim.  The indemnifying party has full control and authority over the defense, except that any settlement requiring the party seeking indemnification to admit liability or to pay any money will require that party’s prior written consent, such consent not to be unreasonably withheld or delayed.  The other party may join in the defense with its own counsel at its own expense.  [*****].

13.	Limitation of Liability.

13.1. Limitation.

(a) NEITHER PARTY WILL BE LIABLE UNDER THIS AGREEMENT FOR LOST REVENUES OR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES, EVEN IF THE PARTY KNEW OR SHOULD HAVE KNOWN THAT SUCH DAMAGES WERE POSSIBLE AND EVEN IF DIRECT DAMAGES DO NOT SATISFY A REMEDY.

(b) NEITHER PARTY WILL BE LIABLE UNDER THIS AGREEMENT FOR [*****].

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.

13.2. Exceptions to Limitations.  These limitations of liability do not apply to Company’s breach of Section 4  (Conflicting Services), breaches of confidentiality obligations contained in this Agreement, [*****], or indemnification obligations contained in this Agreement.

14.	Confidentiality; Publicity.

14.1. Confidentiality.  The recipient of any Confidential Information will not disclose that Confidential Information, except to Affiliates, employees, agents or professional advisors who need to know it and who have agreed in writing (or in the case of professional advisors are otherwise bound) to keep it confidential.  The recipient will ensure that those people and entities use Confidential Information only to exercise rights and fulfill obligations under this Agreement, while using reasonable care to keep the Confidential Information confidential.  The recipient may also disclose Confidential Information when required by law after giving reasonable notice to the discloser, if permitted by law.

14.2. [*****]

14.3. Publicity. Neither party may make any public statement regarding this Agreement without the other’s written approval.

15.	Term and Termination.

15.1. Term. The term of this Agreement is the Term stated on the front pages of this Agreement, unless earlier terminated as provided in this Agreement.

15.2. Termination.

(a) Either party may terminate this Agreement with notice if the other party is in material breach of this Agreement:

(i) where the breach is incapable of remedy;

(ii) where the breach is capable of remedy and the party in breach fails to remedy that breach within 30 days after receiving notice from the other party; or

(iii) more than twice even if the previous breaches were remedied.

(b) Google may in its sole discretion [*****]. [*****] Google will make commercially reasonable efforts to provide Company with prior written notice. Company may[*****].

(c) Google reserves the right to suspend or terminate Company’s use of any Services that are alleged or reasonably believed by Google to infringe or violate a third party right.  If any suspension of a Service under this subsection 15.2(c) continues for [*****], Company may immediately terminate this Agreement upon notice to Google.

(d) Google may terminate this Agreement, or the provision of any Service, immediately with notice if pornographic content that is illegal under U.S. law is displayed on any Site.

(e) Google may, in its sole discretion, terminate all or any part of this Agreement upon [*****] notice to Company.

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.

(f) Upon the expiration or termination of this Agreement for any reason:

(i) all rights and licenses granted by each party will cease immediately;

(ii) if requested, each party will use commercially reasonable efforts to promptly return to the other party, or destroy and certify the destruction of, all Confidential Information disclosed to it by the other party; and

(iii) any continued use of the Services will be subject to Google’s then standard terms and conditions available at www.google.com/adsense/localized-terms, provided that Google will not be obligated to provide the Services (including Results) to Company or make any payments with respect to Company’s continued use of the Services following expiration or termination.

16.	Miscellaneous.

16.1. Compliance with Laws. Each party will comply with all applicable laws, rules, and regulations in fulfilling its obligations under this Agreement.

16.2. Notices.  All notices of termination or breach must be in writing and addressed to the attention of the other party’s Legal Department and primary point of contact.  The email address for notices being sent to Google’s Legal Department is legal-notices@google.com.  All other notices must be in English, in writing and addressed to the other party’s primary contact.  Notice will be treated as given on receipt, as verified by written or automated receipt or electronic log (as applicable).

16.3. Assignment.  Neither party may assign any part of this Agreement without the written consent of the other, except to an Affiliate where (a) the assignee has agreed in writing to be bound by the terms of this Agreement; (b) the assigning party remains liable for obligations under the Agreement if the assignee defaults on them; and (c) the assigning party has notified the other party of the assignment.  Any other attempt to assign is void.

16.4. Change of Control.  Upon the earlier of (a) entering into an agreement providing for a change of control (for example, through a stock purchase or sale, merger, asset sale, liquidation or other similar form of corporate transaction), (b) the board of directors of a party recommending its shareholders approve a change of control, or (c) the occurrence of a change of control (each, a “Change of Control Event”), the party experiencing the Change of Control Event will provide notice to the other party promptly, but no later than 3 days, after the occurrence of the Change of Control Event.  The other party may terminate this Agreement by sending notice to the party experiencing the Change of Control Event and the termination will be effective upon the earlier of delivery of the termination notice or 3 days after the occurrence of the Change of Control Event.    For purposes of clarity, a Change of Control Event includes: (a) the sale of all or substantially all of the assets of a party to another person or entity (other than to a subsidiary of such party); (b) any merger or consolidation of a party into or with another corporation or entity in which holders of the capital stock of such party immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, less than 50% of the capital stock in the surviving entity in such transaction; or (c) any other acquisition [*****] by a third party not an Affiliate of the acquired party or its stockholders (or group of third parties (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) not an Affiliate of such party or its stockholders) of a majority of such party’s outstanding voting power.

16.5. Governing Law.  ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES WILL BE GOVERNED BY CALIFORNIA LAW, EXCLUDING CALIFORNIA’S

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.

CONFLICT OF LAW RULES, AND WILL BE LITIGATED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF SANTA CLARA COUNTY, CALIFORNIA, USA. THE PARTIES CONSENT TO PERSONAL JURISDICTION IN THOSE COURTS.

16.6. Equitable Relief. Nothing in this Agreement will limit either party’s ability to seek equitable relief.

16.7. Entire Agreement; Amendments.  This Agreement sets out all terms agreed between the parties and supersedes all other agreements between the parties relating to its subject matter.  In entering into this Agreement, neither party has relied on, and neither party will have any right or remedy based on, any statement, representation or warranty (whether made negligently or innocently), except those expressly set out in this Agreement.  Any amendment must be in writing, signed (including by electronic signature) by both parties, and expressly state that it is amending this Agreement.

16.8. No Waiver. Neither party will be treated as having waived any rights by not exercising (or delaying the exercise of) any rights under this Agreement.

16.9. Severability. If any term (or part of a term) of this Agreement is invalid, illegal or unenforceable, the rest of the Agreement will remain in effect.

16.10. Survival.  The following sections of this Agreement will survive any expiration or termination of this Agreement: 8 (Intellectual Property), 12 (Indemnification), 13 (Limitation of Liability), 14 (Confidentiality; Publicity) and 16 (Miscellaneous).

16.11. No Agency. This Agreement does not create an agency, partnership, or joint venture between the parties.

16.12. No Third Party Beneficiaries. This Agreement does not confer any benefits on any third party unless it expressly states that it does.

16.13. Force Majeure. Neither party will be liable for failure or delay in performance to the extent caused by circumstances beyond its reasonable control.

16.14. Counterparts. The parties may execute this Agreement in counterparts, including facsimile, PDF or other electronic copies, which taken together will constitute one instrument.

Signed:

Google		Company
By:	/s/ Nikesh Arora	By:	/s/ Taryn Naidu

Print Name:	Nikesh Arora	Print Name:	Taryn Naidu

Title:	President, Global Sales and Business Development	Title:	CEO and President

Date:	August 19, 2014	Date:	August 19, 2014

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.

EXHIBIT A

AFD and AFD/AFS Revenue Share

[*****]

***** Confidential material redacted and filed separately with the Securities and Exchange Commission.